Sculptor Capital Management Reports First Quarter of 2020 Results NEW YORK, May 6, 2020 - Sculptor Capital Management, Inc. (NYSE: SCU) (the "Company," "Sculptor," or "Sculptor Capital") today reported GAAP Net Loss attributable to Class A Shareholders ("GAAP Net Loss") of $28.3 million, or $1.27 per basic and diluted Class A Share for the first quarter of 2020. Distributable Earnings(1) were a loss of $0.3 million, or $0.01 per Fully Diluted Share, for the first quarter of 2020. Adjusted Distributable Earnings(1) were $3.6 million, or $0.06 per Fully Diluted Share for the first quarter of 2020. A cash dividend was not declared for the first quarter of 2020. Rob Shafir, Chief Executive Officer of Sculptor Capital, said, "The first quarter was impacted by challenges stemming from the coronavirus pandemic and its effect on the global economy. The resulting market dislocation and historic volatility has created a very attractive set of investment opportunities in areas where our firm is well positioned." ▪ As of March 31, 2020, assets under management were $33.4 billion, down $1.1 billion in the first quarter due to net inflows of $554.9 million, offset by $1.6 billion of performance-related depreciation and distributions of $54.0 million ▪ As of May 1, 2020, assets under management were $34.0 billion ▪ Sculptor Master Fund was down 6.6% net for the first quarter of 2020 ▪ Sculptor Master Fund was up 5.5% net in April, bringing year-to-day performance through April 30, 2020 to down 1.4% net ▪ Sculptor Credit Opportunities Master Fund was down 20.0% net for the first quarter of 2020 ▪ Sculptor Credit Opportunities Master Fund was up 1.5% net in April, bringing year-to-date performance through April 30, 2020 to down 18.8% net CONFERENCE CALL Robert Shafir and Thomas Sipp, Chief Financial Officer, will host a conference call today, May 6, 2020, 8:30 a.m. Eastern Time to discuss the Company's first quarter 2020 results. The call can be accessed by dialing +1-877-407-0312 (in the U.S.) or +1-201-389-0899 (international), passcode 13702420. A simultaneous webcast of the call will be available on the Investor Relations page of the Company's website (www.sculptor.com). For those unable to listen to the live broadcast, a webcast replay will also be available on the Company's website. (1) Distributable Earnings and Adjusted Distributable Earnings are non-GAAP measures. For additional information about non-GAAP measures, including reconciliations to the most directly comparable financial measures presented in accordance with GAAP, please see "Reconciliation of Non- GAAP Measures to the Respective GAAP Measures (Unaudited)" on pages 19 through 22. 1

FORWARD-LOOKING STATEMENTS Please see page 24 of this presentation for disclosures on forward-looking statements contained herein. ABOUT SCULPTOR CAPITAL MANAGEMENT Sculptor Capital Management, Inc. is a leading global alternative asset management firm providing investment products in a range of areas including multi-strategy, credit and real estate. With offices in New York, London, Hong Kong and Shanghai, the Company serves global clients through commingled funds, separate accounts and specialized products. Sculptor Capital’s distinct investment process seeks to generate attractive and consistent risk-adjusted returns across market cycles through a combination of fundamental bottom-up research, a high degree of flexibility, a collaborative team and integrated risk management. The Company’s capabilities span all major geographies, in strategies including fundamental equities, corporate credit, real estate debt and equity, merger arbitrage, structured credit and private investments. As of May 1, 2020, Sculptor Capital had approximately $34.0 billion in assets under management. For more information, please visit the Company's website (www.sculptor.com). Investor Relations Contact Media Relations Contact Elise King Jonathan Gasthalter Sculptor Capital Management Gasthalter & Co. LP +1-212-719-7381 +1-212-257-4170 investorrelations@sculptor.com jg@gasthalter.com 2

May 6, 2020 Sculptor Capital Management: 1Q 2020 Earnings Presentation

Sculptor Capital Management - 1Q 2020 Financial Results GAAP RESULTS ▪ GAAP Net Loss for the first quarter of 2020 was $28.3 million, or $1.27 per basic and diluted Class A Share, compared to a GAAP Net Income of $37.1 million, or $1.81 per basic and $1.73 per diluted Class A Share, for the first quarter of 2019 ▪ Management Fees were $67.0 million for the first quarter of 2020 ▪ Incentive Income was $9.3 million for the first quarter of 2020 NON-GAAP ▪ Distributable Earnings for the first quarter of 2020 were a loss of $0.3 million, or $0.01 per Fully Diluted Share, compared to Distributable Earnings of FINANCIAL $30.0 million, or $0.55 per Fully Diluted Share, for the first quarter of 2019 MEASURES (1) ▪ Adjusted Distributable Earnings for the first quarter of 2020 were $3.6 million, or $0.06 per Fully Diluted Share, compared to Adjusted Distributable Earnings of $42.3 million, or $0.77 per Fully Diluted Share for the first quarter of 2019 ▪ Management Fees on an Economic Income basis were $59.9 million for the first quarter of 2020 ▪ Incentive Income on an Economic Income basis was $9.3 million for the first quarter of 2020 DISTRIBUTION ▪ A distribution was not declared for the quarter ASSETS UNDER ▪ As of March 31, 2020, assets under management were $33.4 billion, down $1.1 billion in the first quarter due to: MANAGEMENT – Performance-related depreciation of $1.6 billion, primarily in opportunistic credit and multi-strategy funds – Net outflows of $279.3 million and $209.7 million from opportunistic credit and multi-strategy funds, respectively – Partially offset by $646.9 of net inflows into real estate funds, primarily Sculptor Real Estate Fund IV, and $397.0 million of net inflows in Institutional Credit Strategies driven by closing of an aircraft securitization ▪ As of May 1, 2020, estimated assets under management were $34.0 billion – The increase since March 31, 2020 was driven by $178.5 million of capital net inflows and $472.3 million of performance-related appreciation PERFORMANCE ▪ Sculptor Master Fund was down 6.6% net for the first quarter of 2020 ▪ Sculptor Master Fund was up 5.5% net month-to-date and down 1.4% net year-to-date through April 30, 2020 ▪ Sculptor Credit Opportunities Master Fund was down 20.0% net for the first quarter of 2020 ▪ Sculptor Credit Opportunities Master Fund was up 1.5% net month-to-date and down 18.8% net year-to-date through April 30, 2020 OTHER BUSINESS ▪ The outstanding 2018 term loan facility ("Term Loan") balance was $8.5 million as of May 6, 2020 DRIVERS ▪ The global economic impact of COVID-19 has driven performance related depreciation in our funds, particularly across Corporate and Structure Credit strategies, and has had an impact on our incentive fees, and may continue to have an impact on our management fees and incentive income ▪ Successfully executed COVID-19 business continuity plan, providing remote work capabilities as necessary for all employees while continuing our operations with no material interruptions (1) For information on and reconciliations of the Company's non-GAAP measures to the most directly comparable respective financial measures presented in accordance with GAAP, please see pages 19 through 22. 4 |

1Q 2020 GAAP Financial Highlights

(dollars in millions)	1Q '20	4Q '19	1Q '19
Revenues	$ 79.2	$ 271.8	$ 123.2
Management fees	67.0	65.0	63.6
Incentive income	9.3	203.2	53.2
Other revenues	2.9	3.6	3.8
Income of consolidated funds	0.0	0.0	2.6
Expenses	**107.9**	**214.9**	**129.8**
Compensation and benefits	67.4	173.6	85.7
Interest expense	5.8	5.8	6.2
General, administrative and other	34.7	35.5	37.8
Expenses of consolidated funds	—	—	0.1
Other (Loss) Income	**(34.3)**	**3.7**	**0.9**
Income taxes	(10.0)	22.0	3.4
Consolidated and Comprehensive (Loss) Income	**(53.0)**	**38.6**	**(9.1)**
Net Loss Attributable to Noncontrolling Interests	26.0	9.5	7.3
Net Income Attributable to Redeemable Noncontrolling Interests	—	—	(5.5)
Change in redemption value of Preferred Units	(1.3)	—	44.4
GAAP Net (Loss) Income Attributable to Class A Shareholders	**$ (28.3)**	**$ 48.1**	**$ 37.1**

Commentary 1Q '20 vs 1Q '19

- Revenues decreased period-over-period
  - Lower incentive income primarily from idiosyncratic timing of crystallizations from long term clients and lower investment performance
  - Management fees increased due to Sculptor Real Estate Fund IV and Institutional Credit Strategies launches, offset by lower fees from multi-strategy and opportunistic credit funds
- Expenses decreased period-over-period
  - Lower general, administrative and other expenses primarily due to lower professional services expenses incurred as a result of the recapitalization in the prior year, partially offset by higher placement fees related to Sculptor Real Estate Fund IV
  - Lower compensation expenses due to lower equity compensation, bonus and salaries and benefits
- Other income decreased period-over-period primarily due to unrealized losses on investments
- Income tax expense decreased period-over-period due to lower profitability
- $44.4 million change in redemption value of preferred units recorded in 2019 in connection with recapitalization

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Fund Performance

	Returns for the Three Months Ended March 31, 2020		Returns for the Year Ended December 31, 2019		Annualized Returns Since Inception Through March 31, 2020	
	Gross	Net	Gross	Net	Gross	Net
Multi-strategy funds						
Sculptor Master Fund(1)(2)(3)	(6.5)%	(6.6)%	21.3%	15.8%	16.0%	11.0%
Opportunistic credit funds						
Sculptor Credit Opportunities Master Fund(4)	(19.8)%	(20.0)%	2.7%	1.1%	11.5%	7.5%

	Total Investments		
	Gross IRR	Net IRR	Gross MOIC
Real estate funds			
Sculptor Real Estate Fund III	28.7%	18.7%	1.6x

Quarterly Performance Highlights

- Sculptor Master Fund
  - In light of the economic downturn caused by COVID, Fundamental Equities were essentially flat for the quarter driven by strong performance in January and February
  - Losses concentrated in Corporate Credit where even the highest quality securities widened to levels not seen since the global financial crisis of 2008 due to COVID driven market dislocations
  - Structured Credit saw losses as forced sellers flooded the market due to drastic COVID related asset value loss
  - View the majority of performance losses in Corporate and Structured Credit as mark-to-market in nature
- Sculptor Credit Opportunities Master Fund
  - Negative impact due to the COVID-related market impact of March
  - We do not view the majority of the credit losses as being permanent capital impairment

See page 23 of this presentation for important information related to the footnotes referenced on this slide.

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Assets Under Management The change in assets under management reflects performance-related depreciation, primarily in multi-strategy and opportunistic credit funds, as well as net outflows in multi-strategy and opportunistic credit funds. These decreases were partially offset by inflows into Sculptor Real Estate Fund IV, as well as Institutional Credit Strategies, driven by the launch of our fourth aircraft securitization. $36.0 ($0.1) $35.0 $o.6 ($1.6) $34.5 $34.0 $34.0 $33.7 $33.4 $33.0 $ in billions $32.5 $32.0 $32.3 $32.0 $31.0 $30.0 December 31, March 31, 2019 June 30, 2019 September 30, December 31, Net Inflows/ Distributions / Depreciation March 31, 2020 May 1, 2020 2018 2019 2019 (Outflows) Other Reductions 7 |

Summary Changes to AUM Quarterly Total AUM Rollforward Multi-Strategy Opportunistic Institutional Real Estate (dollars in millions) Funds Credit Funds Credit Strategies Funds Other Total December 31, 2019 $ 9,332 $ 6,025 $ 15,711 $ 3,394 $ 8 $ 34,470 Inflows / (Outflows) (210) (279) 397 647 — 555 Distributions / Other Reductions (5) — — (42) (7) (54) Appreciation / (Depreciation)(1) (657) (801) (113) (10) — (1,581) March 31, 2020 $ 8,460 $ 4,945 $ 15,995 $ 3,989 $ 1 $ 33,390 Includes amounts invested by the Company, its Executive Managing Directors, employees and certain other related parties for which the Company charged no management fees and received no incentive income for the periods presented. Amounts presented in this table are not the amounts used to calculate management fees and incentive income for the respective periods. See footnote 16 on page 23 of this presentation for important information. 8 |

1Q 2020 Economic Income Financial Highlights

Economic Income[1] was $2.3 million for the first quarter of 2020.
Adjusted Distributable Earnings[1] were $3.6 million for the first quarter of 2020.

(dollars in millions)	1Q '20	4Q '19	1Q '19
Revenues	$ 72.1	$ 267.2	$ 117.0
Management fees	59.9	60.4	60.0
Incentive income	9.3	203.2	53.2
Other revenues	2.9	3.6	3.8
Expenses	$ 69.9	$ 204.5	$ 79.2
Total compensation and benefits	40.3	173.7	43.5
Salaries and benefits	20.3	19.6	21.0
Bonus	20.0	154.1	22.5
General, administrative and other	25.7	28.8	31.8
Interest expense	3.9	2.0	3.9

Distributable Earnings Adjustments	1Q '20	4Q '19	1Q '19
Excluded expenses:			
Professional services expense related to legal settlements and the recapitalization	*4.0*	*7.5*	*12.2*
Tax receivable agreement and other payables, excluding impact of amendment	(1.2)	(4.5)	(7.7)
Preferred Units dividends	(1.4)	—	—

Commentary 1Q '20 vs 1Q '19

- Revenues decreased period-over-period
  - Lower incentive income primarily from idiosyncratic timing of crystallizations from long term clients and lower investment performance
  - Management fees remained flat as increases from Sculptor Real Estate Fund IV and Institutional Credit Strategies launches were offset by lower fees from multi-strategy and opportunistic credit funds
- Expenses decreased period-over-period
  - Lower general, administrative and other expenses primarily due to lower professional services expenses incurred as a result of the recapitalization in the prior year
  - Lower compensation expenses due to lower bonus and salaries and benefits
  - Flat interest expenses due to lower term loan balance being offset by interest starting to accrue on Debt Securities

(1) Economic Income, Adjusted Distributable Earnings and its components are non-GAAP measures. For more information on and reconciliations of the Company's non-GAAP measures to the most directly comparable respective financial measures presented in accordance with GAAP, please see pages 19 through 22.

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Accrued Unrecognized Incentive Income Accrued unrecognized incentive income associated with longer-term assets decreased by $113.6 million during the quarter primarily driven by negative performance in the customized credit focused platform. $300.0 $275.2 $259.9 $257.5 $253.6 ($10.1) $250.0 ($103.5) $105.4 $99.6 $101.4 $200.0 $99.2 $150.0 $140.0 $ in millions $100.0 $158.5 $91.7 $152.9 $149.1 $143.1 $50.0 $45.2 $7.4 $11.3 $7.0 $11.3 $243.5 $140.0 $3.1 $— March 31, 2019 June 30, 2019 September 30, 2019 December 31, 2019 1Q Recognized 1Q Performance March 31, 2020 Incentive Income Multi-strategy funds Opportunistic credit funds Real estate funds Change 10 |

Balance Sheet Highlights 1Q '20 Commentary ▪ At quarter end, total cash, cash equivalents and long-term U.S. government obligations were $330 million ▪ Subsequent to the quarter end, we paid down the Term Loan by $9.5 million resulting in an outstanding balance of $8.5 million ▪ We plan to continue to strengthen our balance sheet by using a majority of our earnings, after public shareholder dividends, to pay down our existing Term Loan followed by the Preferred Units and Debt Securities (dollars in millions) 1Q '20 4Q '19 1Q '19 Cash, cash equivalents and longer-term U.S. government obligations(1)(2) $ 330 $ 388 $ 314 Investments in funds, excluding employee-related investments(2) 36 49 28 Investments in CLOs, net of financing(2) (4) 24 22 Term Loan(3) (18) (45) (80) Debt Securities(3) (200) (200) (200) Preferred Units(3) (201) (200) (200) ▪ Option to repay Preferred Units at 25% discount until March 31, 2021 and 10% discount April 1, 2021 through March 30, 2022 ▪ Option to repay Debt Securities at 5% discount if done within nine months of repayment of Preferred Units (1) These balances include committed cash. (2) These items are non-GAAP measures. For information on and reconciliations of the Company's non-GAAP measures to the most directly comparable respective financial measures presented in accordance with GAAP, please see pages 19 through 22. (3) Represents principal outstanding of the debt obligations and par value and deferred dividends accrued on Preferred Units. 11 |

Appendix | Sculptor Capital Management |

Fund Information

(dollars in thousands)	Assets Under Management as of March 31, 2020	Assets Under Management as of March 31, 2019	Returns[1] for the Three Months Ended March 31, 2020 Gross	2020 Net	2019 Gross	2019 Net	Annualized Returns Since Inception Through March 31, 2020 Gross	Net
Multi-Strategy Funds								
Sculptor Master Fund[2][3]	$ 7,776,131	$ 9,191,339	(6.5)%	(6.6)%	10.1%	8.4%	16.0%	11.0%
Sculptor Enhanced Master Fund	622,453	886,834	(7.5)%	(7.2)%	15.0%	12.7%	12.4%	8.2%
Other funds	61,626	214,378	n/m	n/m	n/m	n/m	n/m	n/m
	$ 8,460,210	**$ 10,292,551**						
Credit								
Opportunistic credit funds:								
Sculptor Credit Opportunities Master Fund[4]	1,064,409	1,726,050	(19.8)%	(20.0)%	3.4%	2.4%	11.5%	7.5%
Customized Credit Focused Platform	2,878,029	3,207,350	(17.7)%	(14.4)%	4.8%	3.6%	14.0%	10.5%
Closed-end opportunistic credit funds	518,104	447,976	See page 14 for information on the Company's closed-end opportunistic credit funds.					
Other funds	484,290	405,742	n/m	n/m	n/m	n/m	n/m	n/m
	4,944,832	**5,787,118**						
Institutional Credit Strategies	15,994,399	13,365,643	See page 15 for information on the Company's Institutional Credit Strategies.					
	$ 20,939,231	**$ 19,152,761**						
Real estate funds	3,989,821	2,652,488	See page 16 for information on the Company's real estate funds.					
Other	1,214	224,146	n/m	n/m	n/m	n/m	n/m	n/m
Total	**$ 33,390,476**	**$ 32,321,946**						

n/m - not meaningful

See page 23 of this presentation for important information related to the footnotes referenced on this slide.

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Fund Information (cont.) Closed-end Opportunistic Credit Funds Assets Under Inception to Date as of March 31, 2020 Management as of March 31, IRR Total Total Invested Gross (dollars in thousands) 2020 2019 Commitments Capital(5) Gross(6) Net(7) MOIC(8) Closed-end Opportunistic Credit Funds (Investment Period) Sculptor European Credit Opportunities Fund (2012-2015)(9) $ — $ 1,455 n/a n/a n/a n/a n/a Sculptor Structured Products Domestic Fund II (2011-2014)(9) 46,610 61,966 326,850 326,850 19.3% 15.2% 2.1x Sculptor Structured Products Offshore Fund II (2011-2014)(9) 50,480 64,360 304,531 304,531 16.7% 13.0% 1.9x Sculptor Structured Products Offshore Fund I (2010-2013)(9) 3,744 6,095 155,098 155,098 23.8% 19.1% 2.1x Sculptor Structured Products Domestic Fund I (2010-2013)(9) 3,270 5,350 99,986 99,986 22.6% 18.0% 2.0x Other funds 414,000 308,750 414,750 80,959 n/m n/m n/m $ 518,104 $ 447,976 $ 1,301,215 $ 967,424 n/m - not meaningful See page 23 of this presentation for important information related to the footnotes referenced on this slide. 14 |

Fund Information (cont.) Institutional Credit Strategies Assets Under Management as of March 31, Most Recent Closing (dollars in thousands) or Refinancing Year Deal Size 2020 2019 Collateralized Loan Obligations 2016 $ 653,250 $ 604,441 $ 608,231 2017 4,209,590 3,467,743 3,494,341 2018 7,487,273 7,027,289 7,098,813 2019 2,331,964 2,236,570 948,336 2020 409,250 398,461 395,554 $ 15,091,327 $ 13,734,504 $ 12,545,275 Aircraft Securitizations 2018 696,000 497,611 573,084 2019 1,128,000 1,035,459 — 2020 472,732 398,653 — $ 2,296,732 $ 1,931,723 $ 573,084 Collateralized Bond Obligations 2019 349,550 274,183 — Other Funds n/a n/a 53,989 247,284 $ 17,737,609 $ 15,994,399 $ 13,365,643 15 |

Fund Information (cont.)

Real Estate Funds

(dollars in thousands)	Assets Under Management as of March 31, 2020	Assets Under Management as of March 31, 2019	Inception to Date as of March 31, 2020 — Total Investments: Total Commitment	Invested Capital[11]	Total Value[12]	Gross IRR[13]	Net IRR[7]	Gross MOIC[14]	Realized/Partially Realized Investments[10]: Invested Capital	Total Value	Gross IRR[13]	Gross MOIC[14]
Real Estate Funds (Investment Period)												
Sculptor Real Estate Fund I (2005-2010)[9]	$ —	$ 13,578	$ 408,081	$ 386,298	$ 845,975	25.5 %	16.1 %	2.2x	$ 386,298	$ 845,975	25.5 %	2.2x
Sculptor Real Estate Fund II (2011-2014)[9]	61,602	100,904	839,508	762,588	1,547,666	32.9 %	21.6 %	2.0x	762,588	1,547,666	32.9 %	2.0x
Sculptor Real Estate Fund III (2014-2019)[9]	540,979	1,483,435	1,500,000	1,053,427	1,685,570	28.7 %	18.7 %	1.6x	603,680	1,090,035	35.5 %	1.8x
Sculptor Real Estate Fund IV (2019-2023)[15]	2,023,070	—	2,023,070	—	—	n/m	n/m	n/m	—	—	n/m	n/m
Sculptor Real Estate Credit Fund I (2015-2020)[15]	730,738	725,200	736,225	318,286	363,757	n/m	n/m	n/m	87,921	114,964	n/m	n/m
Other funds	633,432	329,371	938,815	434,323	567,195	n/m	n/m	n/m	63,338	112,938	n/m	n/m
	$ 3,989,821	$ 2,652,488	$ 6,445,699	$2,954,922	$5,010,163				$1,903,825	$ 3,711,578		

	Unrealized Investments as of March 31, 2020: Invested Capital	Total Value	Gross MOIC[14]
Real Estate Funds (Investment Period)			
Sculptor Real Estate Fund I (2005-2010)[9]	$ —	$ —	—
Sculptor Real Estate Fund II (2011-2014)[9]	—	—	—
Sculptor Real Estate Fund III (2014-2019)[9]	449,747	595,535	1.3x
Sculptor Real Estate Fund IV (2019-2023)[15]	—	—	n/m
Sculptor Real Estate Credit Fund I (2015-2020)[15]	230,365	248,793	n/m
Other funds	370,985	454,257	n/m
	$ 1,051,097	$ 1,298,585	

n/m - not meaningful

See page 23 of this presentation for important information related to the footnotes referenced on this slide.

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GAAP Consolidated Statement of Comprehensive Income (Loss) - Unaudited Three Months Ended March 31, (dollars in thousands, except per share amounts) 2020 2019 Revenues Management fees $ 66,953 $ 63,623 Incentive income 9,322 53,198 Other revenues 2,953 3,769 Income of consolidated funds — 2,604 Total Revenues 79,228 123,194 Expenses Compensation and benefits 67,419 85,715 Interest expense 5,782 6,208 General, administrative and other 34,706 37,788 Expenses of consolidated funds — 55 Total Expenses 107,907 129,766 Other (Loss) Income Changes in tax receivable agreement liability 278 — Net losses on early retirement of debt (523) (5,458) Net (losses) gains on investments (34,069) 2,689 Net gains of consolidated funds — 3,746 Total Other (Loss) Income (34,314) 977 Loss Before Income Taxes (62,993) (5,595) Income taxes (9,968) 3,386 Consolidated and Comprehensive Net Loss (53,025) (8,981) Less: Net loss attributable to noncontrolling interests 26,085 7,234 Less: Net income attributable to redeemable noncontrolling interests — (5,534) Net Loss Attributable to Sculptor Capital Management, Inc. (26,940) (7,281) Change in redemption value of Preferred Units (1,327) 44,364 Net (Loss) Income Attributable to Class A Shareholders $ (28,267) $ 37,083 (Loss) Earnings per Class A Share (Loss) Earnings per Class A Share - basic $ (1.27) $ 1.81 (Loss) Earnings per Class A Share - diluted $ (1.27) $ 1.73 Weighted-average Class A Shares outstanding - basic 22,304,713 20,475,359 Weighted-average Class A Shares outstanding - diluted 38,319,348 21,491,970 17 |

GAAP Consolidated Balance Statement - Unaudited (dollars in thousands) March 31, 2020 December 31, 2019 Assets Cash and cash equivalents $ 142,753 $ 240,938 Restricted cash 4,607 4,501 Investments (includes assets measured at fair value of $342,266 and $329,435, including assets sold under agreements to repurchase of $84,200 and $98,085 as of March 31, 2020, and December 31, 2019, respectively) 419,806 411,426 Income and fees receivable 43,782 215,395 Due from related parties 17,813 15,355 Deferred income tax assets 321,754 310,557 Operating lease assets 113,127 115,810 Other assets, net 79,262 82,608 Assets of consolidated funds: Other assets of consolidated funds 649 649 Total Assets $ 1,143,553 $ 1,397,239 Liabilities and Shareholders' Equity Liabilities Compensation payable $ 22,770 $ 187,180 Unearned incentive income 62,366 60,798 Due to related parties 195,199 211,915 Operating lease liabilities 124,240 128,043 Debt obligations 263,777 286,728 Securities sold under agreements to repurchase 95,775 97,508 Other liabilities 53,614 59,217 Liabilities of consolidated funds: Other liabilities of consolidated funds 389 389 Total Liabilities $ 818,130 $ 1,031,778 Redeemable Noncontrolling Interests 151,327 150,000 Shareholders' Equity Class A Shares, $0.01 and $0.01 par value, 100,000,000 and 100,000,000 shares authorized, 21,946,639 and 21,284,945 shares issued and 219 213 outstanding as of March 31, 2020 and December 31, 2019, respectively Class B Shares, $0.01 and $0.01 par value, 75,000,000 and 75,000,000 shares authorized, 32,845,414 and 29,208,952 shares issued and outstanding 328 292 as of March 31, 2020 and December 31, 2019, respectively Additional paid-in capital 130,968 117,936 Accumulated deficit (383,187) (343,759) Shareholders' Deficit Attributable to Class A Shareholders (251,672) (225,318) Shareholders' equity attributable to noncontrolling interests 425,768 440,779 Total Shareholders' Equity 174,096 215,461 Total Liabilities, Redeemable Noncontrolling Interests and Shareholders' Equity $ 1,143,553 $ 1,397,239 18 |

Reconciliation of Non-GAAP Measures to the Respective GAAP Measures - Unaudited

(dollars in thousands, except per share amounts)	1Q '20	4Q '19	1Q '19
Net (Loss) Income Attributable to Class A Shareholders—GAAP	**$ (28,267)**	**$ 48,100**	**$ 37,083**
Change in redemption value of Preferred Units	1,327	—	(44,364)
Net (Loss) Income Allocated to Sculptor Capital Management, Inc.—GAAP	**$ (26,940)**	**$ 48,100**	**$ (7,281)**
Net loss allocated to Group A Units	(25,337)	(9,775)	(7,369)
Equity-based compensation, net of RSUs settled in cash	24,398	18,665	37,223
Adjustment to recognize deferred cash compensation in the period of grant	2,179	(18,428)	2,568
Recapitalization-related non-cash interest expense accretion	1,865	3,876	2,311
Income taxes	(9,968)	22,038	3,386
Net losses on early retirement of debt	523	104	5,458
Net losses on investments	34,068	4,401	(2,689)
Adjustment for expenses related to compensation and profit-sharing arrangements based on fund investment performance	582	(338)	2,377
Changes in tax receivable agreement liability	(278)	586	—
Depreciation, amortization and net gains and losses on fixed assets	1,802	1,508	2,411
Other adjustments	(611)	(8,004)	(618)
Economic Income—Non-GAAP	**$ 2,283**	**$ 62,733**	**$ 37,777**
Tax receivable agreement and other payables—Non-GAAP [1]	(1,227)	(4,460)	(7,744)
Preferred Units dividends [2]	(1,402)	—	—
Distributable Earnings—Non-GAAP	**$ (346)**	**$ 58,273**	**$ 30,033**
Excluded expenses:			
Professional services expense related to legal settlements and the recapitalization	*3,976*	*7,502*	*12,239*
Adjusted Distributable Earnings—Non-GAAP	**$ 3,630**	**$ 65,775**	**$ 42,272**
Weighted-average Class A Shares outstanding	22,304,713	20,982,049	20,475,359
Weighted-average Partner Units	29,470,327	29,470,327	29,613,012
Weighted-average Class A Restricted Share Units (RSUs)	4,169,785	4,836,124	4,606,223
Weighted-Average Fully Diluted Shares	**55,944,825**	**55,288,500**	**54,694,594**
Distributable Earnings Per Fully Diluted Share—Non-GAAP	**$ (0.01)**	**$ 1.05**	**$ 0.55**
Adjusted Distributable Earnings per Fully Diluted Share—Non-GAAP	**$ 0.06**	**$ 1.19**	**$ 0.77**

(1) Presents an estimate of payments under the tax receivable agreement and income taxes related to the earnings for the periods presented assuming that all earnings of the Sculptor Operating Group are allocable to Sculptor Capital Management, Inc.
(2) Presents the amount of dividend payable during the period on the Preferred Units, whether paid or deferred.

19 | S

Reconciliation of Non-GAAP Measures to the Respective GAAP Measures - Unaudited (cont'd) (dollars in thousands) 1Q '20 4Q '19 1Q '19 Management fees $ 66,953 $ 65,032 $ 63,623 Adjustment to management fees(1) (7,091) (4,594) (3,608) Management Fees-Economic Income Basis—Non-GAAP 59,862 60,438 60,015 Incentive income 9,322 203,243 53,198 Adjustment to incentive income(2) — — — Incentive Income-Economic Income Basis—Non-GAAP 9,322 203,243 53,198 Other revenues—Economic Income Basis—GAAP and Non-GAAP 2,953 3,524 3,769 Total Revenues-Economic Income Basis—Non-GAAP $ 72,137 $ 267,205 $ 116,982 Compensation and benefits 67,419 173,582 85,715 Adjustment to compensation and benefits(3) (27,159) 101 (42,169) Compensation and Benefits-Economic Income Basis—Non-GAAP $ 40,260 $ 173,683 $ 43,546 Interest expense 5,782 5,846 6,208 Adjustment to interest expense(4) (1,865) (3,876) (2,311) Interest Expense-Economic Income Basis —Non-GAAP $ 3,917 $ 1,970 $ 3,897 General, administrative and other expenses 34,706 35,474 37,788 Adjustment to general, administrative and other expenses(5) (9,029) (6,649) (6,026) General, administrative and other expenses-Economic Income Basis—Non-GAAP 25,677 28,825 31,762 Excluded expenses (6) 3,976 7,502 12,239 General, Administrative and Other Expenses Excluding Certain Expenses-Economic Income Basis—Non-GAAP $ 21,701 $ 21,323 $ 19,523 Net loss attributable to noncontrolling interests—GAAP (26,085) (9,531) (7,234) Adjustment to net loss attributable to noncontrolling interests(7) 26,085 9,525 7,234 Net Loss Attributable to Noncontrolling Interests—Economic Income Basis—Non-GAAP $ — $ (6) $ — 20 | See page 22 of this presentation for important information related to the footnotes referenced on this slide.

Reconciliation of Non-GAAP Measures to the Respective GAAP Measures - Unaudited (cont'd) (dollars in thousands) 1Q '20 4Q '19 1Q '19 Cash and cash equivalents $ 142,753 240,938 144,750 Long-term U.S. government obligations 186,979 146,565 168,762 Cash, Cash Equivalents and Long-Term U.S. Government Obligations $ 329,732 $ 387,503 $ 313,512 Investments in CLOs 155,287 182,870 158,468 Financing related to investments in CLOs(8) (159,167) (159,341) (136,509) Investments in CLOs, net of Financing $ (3,880) $ 23,529 $ 21,959 Investments in funds 77,540 81,991 35,608 Investments in funds eliminated in consolidation(9) — — 21,134 Less: Investments related to employees(10) (41,990) (32,891) (29,184) Investments in Funds, Excluding Investments Related to Employees $ 35,550 $ 49,100 $ 27,558 See page 22 of this presentation for important information related to the footnotes referenced on this slide. 21 |

Footnotes to Non-GAAP Reconciliations Footnotes to Reconciliations (1) Adjustment to present management fees net of recurring placement and related service fees, as management considers these fees a reduction in management fees, not an expense. The impact of eliminations related to the consolidated funds is also removed. (2) Adjustment to exclude the impact of eliminations related to the consolidated funds. (3) Adjustment to exclude equity-based compensation, as management does not consider these non-cash expenses to be reflective of the operating performance of the Company. However, the fair value of RSUs that are settled in cash to employees or executive managing directors is included as an expense at the time of settlement. In addition, expenses related to incentive income profit-sharing arrangements are generally recognized at the same time the related incentive income revenue is recognized, as management reviews the total compensation expense related to these arrangements in relation to any incentive income earned by the relevant fund. Further, deferred cash compensation is expensed in full in the year granted for Economic Income, rather than over the service period for GAAP. (4) Adjustment to exclude non-cash interest, expense accretion on Debt Securities issued in exchange for Preferred Units in connection with the recapitalization. Upon exchange, Debt Securities were recognized at fair value and are being accreted to par value over time through interest expense for GAAP; however, management does not consider this interest accretion to be reflective of the operating performance of the Company. (5) Adjustment to exclude depreciation, amortization and losses on fixed assets, as management does not consider these items to be reflective of the operating performance of the Company. Additionally, recurring placement and related service fees are excluded, as management considers these fees a reduction in management fees, not an expense. (6) Adjustments to exclude legal settlements and provisions, and professional services expenses related to settlements, as well as the recapitalization and related strategic actions. (7) Adjustment to exclude amounts attributable to the executive managing directors on their interests in the Sculptor Operating Group, as management reviews the operating performance of the Company at the Sculptor Operating Group level. The Company conducts substantially all of its activities through the Sculptor Operating Group. (8) Adjustment to reduce the investments in CLOs by related financing, including CLO investments loans and securities sold under agreements to repurchase. (9) Adjustment to add back investments in funds that are eliminated in consolidation. (10) Adjustment to exclude investments in funds made on behalf of certain employees and executive managing directors, including deferred compensation arrangements. Non-GAAP Financial Measures Distributable Earnings is a measure of operating performance that equals Economic Income less amounts related to the tax receivable agreement and other payables and dividends accrued on the Preferred Units. Economic Income and certain balance sheet measures presented on page 11 exclude the adjustments described above that are required for presentation of the Company's results and financial positions on a GAAP basis. Adjusted Distributable Earnings exclude the effects of the tax receivable agreement amendment recorded in the second quarter of 2019, legal settlements and provision expense recorded, as well as professional services expenses related to the SEC and U.S. Department of Justice settlement, recapitalization and related strategic actions. Prior to the fourth quarter of 2019, Adjusted Distributable Earnings only excluded the effects of the tax receivable agreement amendment and legal settlements and provision expense. Management adjusted the calculation of this measure to more closely align with how it assesses the Company's financial performance. Prior periods in this presentation have been recast to conform to the revised presentation. For purposes of calculating Distributable Earnings and Adjusted Distributable Earnings per Share, the Company assumes that all the interests held by its current and former executive managing directors in the Sculptor Operating Group (collectively, "Partner Units"), as well as Class A Restricted Share Units ("RSUs"), have been converted on a one-to-one basis into Class A Shares ("Fully Diluted Shares"). As of March 31, 2020, there were 3,410,000 Group P Units outstanding and 1,000,000 performance-based restricted share units ("PSUs"). Group P Units and PSUs do not participate in the economics of the Company until certain service and market-performance conditions are met; therefore, the Company will not include the Group P Units or PSUs in Fully Diluted Shares until such conditions are met. As of March 31, 2020, the service and market-performance conditions had not yet been met. These non-GAAP measures should not be considered as alternatives to the Company's GAAP Net Income or cash flow from operations, or as indicative of liquidity or the cash available to fund operations. You are encouraged to evaluate each of these adjustments and the reasons the Company considers them appropriate for supplemental analysis. In evaluating the Company's non-GAAP measures, you should be aware that in the future the Company may incur expenses that are the same as or similar to some of the adjustments in such presentations. The Company's non-GAAP measures may not be comparable to similarly titled measures used by other companies. Management uses Economic Income and Distributable Earnings, among other financial information, as the basis on which it evaluates the financial performance of the Company and makes resource allocation and other operating decisions, as well as to determine the earnings available to distribute as dividends to holders of the Company's Class A Shares and to the Company's executive managing directors. Management considers it important that investors review the same operating information that it uses. Management uses Adjusted Distributable Earnings as a supplemental measure on which to evaluate the performance of the Company's core business by excluding items that it does not believe are indicative of the Company's core operating performance. These measures are presented to provide a more comparable view of the Company's operating results year-over-year and the Company believes that providing these measures on a supplemental basis to the Company's GAAP results is helpful to shareholders in assessing the overall performance of the Company's business. 22 |

Fund Information - Footnotes Fund Information - Footnotes (1) The return information reflected in these tables represents, where applicable, the composite performance of all feeder funds that comprise each of the master funds presented. Gross return information is generally calculated using the total return of all feeder funds, net of all fees and expenses except management fees and incentive income of such feeder funds and master funds and the returns of each feeder fund include the reinvestment of all dividends and other income. Net return information is generally calculated as the gross returns less management fees and incentive income Return information that includes investments in certain funds that the Company, as investment manager, determines lack a readily ascertainable fair value, are illiquid or should be held until the resolution of a special event or circumstance ("Special Investments") excludes incentive income on unrealized gains attributable to such investments, which could reduce returns on these investments at the time of realization. Special Investments and initial public offering investments are not allocated to all investors in the funds, and investors that were not allocated Special Investments and initial public offering investments may experience materially different returns. The performance calculation for the Sculptor Master Fund excludes realized and unrealized gains and losses attributable to currency hedging specific to certain investors investing in Sculptor Master Fund in currencies other than the U.S. Dollar. (2) The annualized returns since inception are those of the Sculptor Multi-Strategy Composite, which represents the composite performance of all accounts that were managed in accordance with the Company's broad multi-strategy mandate that were not subject to portfolio investment restrictions or other factors that limited the Company's investment discretion since inception on April 1, 1994. Performance is calculated using the total return of all such accounts net of all investment fees and expenses of such accounts, and the returns include the reinvestment of all dividends and other income. The performance calculation for the Sculptor Master Fund excludes realized and unrealized gains and losses attributable to currency hedging specific to certain investors investing in Sculptor Master Fund in currencies other than the U.S. Dollar. For the period from April 1, 1994 through December 31, 1997, the returns are gross of certain overhead expenses that were reimbursed by the accounts. Such reimbursement arrangements were terminated at the inception of the Sculptor Master Fund on January 1, 1998. The size of the accounts comprising the composite during the time period shown vary materially. Such differences impacted the Company's investment decisions and the diversity of the investment strategies followed. Furthermore, the composition of the investment strategies the Company follows is subject to its discretion, has varied materially since inception and is expected to vary materially in the future. As of March 31, 2020, the annualized returns since the Sculptor Master Fund’s inception on January 1, 1998 were 12.5% gross and 8.3% net excluding Special Investments and 12.2% gross and 8.2% net inclusive of Special Investments. (3) The returns for the Sculptor Master Fund exclude Special Investments. Special Investments in the Sculptor Master Fund are held by investors representing a small percentage of assets under management in the fund. As of March 31, 2020, inclusive of these Special Investments, the returns of the Sculptor Master Fund for three months ended March 31, 2020 were -6.8% gross and net, respectively, for three months ended March 31, 2019 were 9.5% gross and 7.9% net, and annualized since inception through March 31, 2020 were 15.7% gross and 10.9% net. (4) The returns for the Sculptor Credit Opportunities Master Fund exclude Special Investments. Special Investments in the Sculptor Credit Opportunities Master Fund are held by investors representing a small percentage of assets under management in the fund. As of March 31, 2020, inclusive of these Special Investments, the returns of the Sculptor Credit Opportunities Master Fund for three months ended March 31, 2020 were -19.9% gross and -20.2% net, for three months ended March 31, 2019 were 3.2% gross and 2.3% net, and annualized since inception through March 31, 2020 were 11.1% gross and 7.3% net. (5) Represents funded capital commitments net of recallable distribution to investors. (6) Gross internal rate of return ("IRR") for the Company's closed-end opportunistic credit funds represents the estimated, unaudited, annualized return based on the timing of cash inflows and outflows for the fund as of March 31, 2020, including the fair value of unrealized investments as of such date, together with any appreciation or depreciation from related hedging activity. Gross IRR does not include the effects of management fees or incentive income, which would reduce the return, and includes the reinvestment of all fund income. (7) Net IRR is calculated as described in footnotes (4) and (11), but is reduced by management fees and for the real estate funds other fund-level fees and expenses not adjusted for in the calculation of gross IRR. Net IRR is further reduced by accrued and paid incentive income, which will be payable upon the distribution of each fund's capital in accordance with the terms of the relevant fund. Accrued incentive income may be higher or lower at such time. The net IRR represents a composite rate of return for a fund and does not reflect the net IRR specific to any individual investor. (8) Gross multiple of invested capital ("MOIC") for the Company's closed-end opportunistic credit funds is calculated by dividing the sum of the net asset value of the fund, accrued incentive income, life-to-date incentive income and management fees paid and any non-recallable distributions made from the fund by the invested capital. (9) These funds have concluded their investment periods, and therefore the Company expects assets under management for these funds to decrease as investments are sold and the related proceeds are distributed to the investors in these funds. (10) An investment is considered partially realized when the total amount of proceeds received, including dividends, interest or other distributions of income and return of capital, represents at least 50% of invested capital. (11) Invested capital represents total aggregate contributions made for investments by the fund. (12) Total value represents the sum of realized distributions and the fair value of unrealized and partially realized investments as of March 31, 2020. Total value will be impacted (either positively or negatively) by future economic and other factors. Accordingly the total value ultimately realized will likely be higher or lower than the amounts presented as of March 31, 2020. (13) Gross IRR for the Company's real estate funds represents the estimated, unaudited, annualized return based on the timing of cash inflows and outflows for the aggregated investments as of March 31, 2020, including the fair value of unrealized and partially realized investments as of such date, together with any unrealized appreciation or depreciation from related hedging activity. Gross IRR is not adjusted for estimated management fees, incentive income or other fees or expenses to be paid by the fund, which would reduce the return. (14) Gross MOIC for the Company's real estate funds is calculated by dividing the value of a fund's investments by the invested capital, prior to adjustments for incentive income, management fees or other expenses to be paid by the fund. (15) This fund has invested less than half of its committed capital; therefore, IRR and MOIC information is not presented, as it is not meaningful. (16) Appreciation (depreciation) reflects the aggregate net capital appreciation (depreciation) for the entire period and is presented on a total return basis, net of all fees and expenses (except incentive income on Special Investments), and includes the reinvestment of all dividends and other income. Management fees and incentive income vary by product. Appreciation/(depreciation) within Institutional Credit Strategies includes the effects of changes in the par value of the underlying collateral of the CLOs, foreign currency translation changes in the measurement of assets under management of our European CLOs and changes in the portfolio appraisal values for aircraft securitizations. 23 |

Forward-Looking Statements This press release and earnings presentation contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that reflect the Company's current views with respect to, among other things, future events, its operations and its financial performance. The Company generally identifies forward-looking statements by terminology such as "outlook," "believe," "expect," "potential," "continue," "may," "will," "should," "could," "seek," "approximately," "predict," "intend," "plan," "estimate," "anticipate," "opportunity," "comfortable," "assume," "remain," "maintain," "sustain," "achieve," "see," "think," "position" or the negative version of those words or other comparable words. Any forward-looking statements contained in this press release are based upon historical information and on the Company's current plans, estimates and expectations. The inclusion of this or other forward-looking information should not be regarded as a representation by the Company or any other person that the future plans, estimates or expectations contemplated by the Company will be achieved. The Company cautions that forward-looking statements are subject to numerous assumptions, estimates, risks and uncertainties, including but not limited to the following: global economic, business, market and geopolitical conditions, including the impact of public health crises, such as the COVID-19 pandemic; U.S. and foreign regulatory developments relating to, among other things, financial institutions and markets, government oversight, fiscal and tax policy; the outcome of third-party litigation involving the Company; the consequences of the Foreign Corrupt Practices Act settlements with the SEC and the U.S. Department of Justice and any claims arising therefrom; whether the Company realizes all or any of the anticipated benefits from the recapitalization and other related transactions; whether the recapitalization and other related transactions result in any increased or unforeseen costs, indemnification obligations or have an impact on the Company's ability to retain or compete for professional talent or investor capital; conditions impacting the alternative asset management industry; the Company's ability to retain existing investor capital; the Company's ability to successfully compete for fund investors, assets, professional talent and investment opportunities; the Company's ability to retain its active executive managing directors, managing directors and other investment professionals; the Company's successful formulation and execution of its business and growth strategies; the Company's ability to appropriately manage conflicts of interest and tax and other regulatory factors relevant to its business; the anticipated benefits of changing the Company's tax classification from a partnership to a corporation and subsequently converting from a limited liability company to a corporation; and assumptions relating to the Company's operations, investment performance, financial results, financial condition, business prospects, growth strategy and liquidity. If one or more of these or other risks or uncertainties materialize, or if the Company’s assumptions or estimates prove to be incorrect, its actual results may vary materially from those indicated in these statements. These factors are not and should not be construed as exhaustive and should be read in conjunction with the other cautionary statements and risks that are included in the Company’s filings with the SEC, including but not limited to the Company’s annual report on Form 10-K, as amended, for the year ended December 31, 2019, dated February 25, 2020, as well as may be updated from time to time in the Company’s other SEC filings. There may be additional risks, uncertainties and factors that the Company does not currently view as material or that are not known. The forward-looking statements contained in this press release are made only as of the date of this press release. The Company does not undertake to update any forward-looking statement because of new information, future developments or otherwise. This press release does not constitute an offer of any Sculptor Capital fund. The Company files annual, quarterly and current reports, proxy statements and other information required by the Exchange Act of 1934, as amended, with the SEC. The Company makes available free of charge on its website (www.sculptor.com) its annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and any amendment to those filings as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. The Company also uses its website to distribute company information, and such information may be deemed material. Accordingly, investors should monitor the Company's website, in addition to its press releases, SEC filings and public conference calls and webcast. 24 |